UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 3.02 Unregistered Sales of Equity Securities

On March 31, 2010, we issued 150,000 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 1, 2010, we issued 677,966 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 6, 2010, we issued an aggregate of 291,763 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to two non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 9, 2010, we issued an aggregate of 342,627 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to five non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 10, 2010, we issued an aggregate of 985,031 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to ten non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Dated: April 14, 2010